Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated November 26, 2024, with respect to the consolidated financial statements of Golub Capital Private Credit Fund and Subsidiaries included in the Annual Report (form 10-K) for the year ended September 30, 2024, and included in this Post-Effective Amendment No. 8 to the Registration Statement (Form N-2, File No. 333-272674), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
December 11, 2024